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                                                                 ARTHUR ANDERSEN


Office of the Chief Accountant                           Arthur Anderson LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                   Suite 2100
Washington, D.C. 20549                                   200 South Orange Avenue
                                                         Orlando FL 32801-3475
                                                         Tel 407 841 4601


July 20, 2001


Dear Sir/Madam,

We have read the paragraphs of Item 4 included in the amended Form 8-K dated July 20, 2001 of Compass Knowledge Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By /s/ Verne Bragg
       Verne E. Bragg

NEF

Copy to: Mr. Anthony Ruben, Chief Financial Officer, Compass Knowledge Holdings,
         Inc.